EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-130505, 333-129754, 333-114866, 333-97769, 333-66746 and 333-37914) on Form S-8 of Genius Products, Inc. and subsidiaries of our report dated April 13, 2006 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Genius Products, Inc. and subsidiaries for the year ended December 31, 2006.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 3, 2007